Exhibit 99.1
FOR IMMEDIATE RELEASE
CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER 2019 RESULTS; UPDATES FISCAL 2019 GUIDANCE
RUTLAND, VERMONT (October 31, 2019) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported its financial results for the three month period ended September 30, 2019.
Third Quarter and Year-To-Date Highlights:
•Revenues were $198.5 million for the quarter, up $25.7 million, or up 14.9%, from the same period in 2018.
•Overall solid waste pricing for the quarter was up 5.3%, driven by robust collection pricing, up 5.2%, and strong landfill pricing, up 6.6%, from the same period in 2018.
•Net income was $12.4 million for the quarter, down $(9.9) million, or down (44.5)%, from the same period in 2018.
•Adjusted Net Income* was $17.7 million for the quarter, up $4.3 million, or up 32.4%, from the same period in 2018.
•Adjusted EBITDA* was $48.4 million for the quarter, up $6.0 million, or up 14.1%, from the same period in 2018.
•The Company raises its revenue and net cash provided by operating activities guidance ranges, lowers its net income guidance range and tightens its Adjusted EBITDA and Normalized Free Cash Flow* guidance ranges for the fiscal year ending December 31, 2019 (“fiscal 2019”).
•The Company has acquired approximately $52 million of annualized revenues year-to-date, exceeding its $20 million to $40 million target range for 2019.
“We had another solid quarter, as we continued to execute well against our key strategies as part of our 2021 plan,” said John W. Casella, Chairman and CEO of Casella Waste Systems, Inc. “We remain focused on driving cash flow growth by increasing landfill returns, improving collection profitability, creating incremental value through resource solutions, using technology to drive profitable growth and efficiencies, and prudently allocating capital for strategic growth.”
“We continue to make substantial progress executing against our strategic growth initiative, as we have acquired approximately $52 million of annualized revenues year-to-date, including the four acquisitions that we closed on during the third quarter," Casella said. "We are focused on acquiring well run businesses in strategic markets that will drive additional internalization to our landfills and enhance operating synergies. In addition to robust organic growth, we expect revenue growth of roughly 4.0% in 2020 from the roll-over impact of acquisitions already completed in 2019. Our acquisition pipeline remains robust, and we believe that there is continued opportunity to drive additional cash flow growth across our footprint through the sustained execution against our growth strategy.”
“Our solid waste pricing programs were ahead of budget again in the third quarter as we advanced 5.2% pricing in the collection line-of-business and 6.6% pricing at the landfills, with overall solid waste price of 5.3%,” Casella said. “Solid waste volumes were down -0.1% in the quarter, with collection volumes down as we continued to focus on shedding unprofitable work and advancing pricing in excess of heightened inflation. Disposal volumes were up 1.6% year-over-year as we further ramped landfill volumes to take advantage of higher priced materials through the summer months. Unfortunately, we were unable to ramp up volumes at the Chemung landfill until late September due to landfill construction delays. While this delay negatively impacted results in the third quarter and fiscal 2019, we expect to increase volumes and maximize our annual permit in 2020."
“As announced in early September, we received an important permit expansion at our Waste USA landfill located in Coventry, Vermont,” Casella said. “This expansion will increase the lined disposal area by 51.2 acres, or by approximately 13.7 million cubic yards, which will create approximately 20 years of additional airspace at the current run-rate. We continue to make great progress advancing permitting and development activities at several other key sites.”

“Operating income was up again in the recycling business despite commodity prices being down -24.8% year-over-year,” Casella said. “Our SRA fee, revenue share contracts and contamination fees combined with our efforts to produce higher quality materials and manage processing costs have allowed us to improve recycling financial performance and off-take commodity risk in a challenging pricing environment.”
For the quarter, revenues were $198.5 million, up $25.7 million, or 14.9%, from the same period in 2018, with revenue growth mainly driven by: robust collection and disposal pricing; the roll-over impact from acquisitions; higher disposal, recycling, organics and customer solutions volumes; and higher recycling processing fees; partially offset by lower collection volumes; the closure of the Southbridge Landfill; and lower recycling commodity prices.
The third quarter included: $1.1 million of expense from acquisition activities and other items; $0.6 million of legal and other expenses associated with the Southbridge Landfill closure; and $3.6 million of withdrawal costs from a multi-employer pension plan. The withdrawal from this pension plan was a positive step for the Company as we limited the on-going financial risks associated the multi-employer plan and exited the plan for approximately a significant discount to the stated withdrawal liability.
The same quarter last year included: a $10.0 million recovery related to the Southbridge Landfill environmental insurance settlement, partially offset by $0.5 million of legal expenses associated with the Southbridge Landfill closure; and $0.6 million of expense from acquisition activities and other items.
Net income was $12.4 million for the quarter, or $0.26 per diluted common share for the quarter, as compared to net income of $22.3 million, or $0.50 per diluted common share for the same period in 2018. Adjusted Net Income was $17.7 million for the quarter, or Adjusted Diluted Earnings Per Common Share* of $0.37 for the quarter, as compared to Adjusted Net Income of $13.4 million, or Adjusted Diluted Earnings Per Common Share of $0.30 for the same period in 2018.
Operating income was $18.5 million for the quarter, down $(10.4) million from the same period in 2018. Adjusted Operating Income* was $23.8 million for the quarter, up $3.8 million from the same period in 2018. Adjusted EBITDA was $48.4 million for the quarter, up $6.0 million from the same period in 2018, with strength across almost all lines-of-business.
For the nine months ended September 30, 2019, revenues were $549.7 million, up $63.7 million, or 13.1%, from the same period in 2018.
Net income was $22.6 million, or $0.47 per diluted common share year-to-date, as compared to net income of $20.1 million, or $0.46 per diluted common share for the same period in 2018. Adjusted Net Income was $30.4 million, or $0.64 per diluted common share year-to-date, as compared to $23.0 million, or $0.52 per diluted common share for the same period in 2018.
Operating income was $38.5 million year-to-date, down $(6.4) million from the same period in 2018. Adjusted Operating Income was $46.4 million year-to-date, up $5.9 million from the same period in 2018. Adjusted EBITDA was $115.4 million year-to-date, up $11.3 million from the same period in 2018.
Net cash provided by operating activities was $71.5 million year-to-date, as compared to $89.9 million for the same period in 2018, with the reduction year-over-year mainly due to: timing differences in cash receipts associated with accounts receivable and cash outflows associated with accounts payable that are expected to normalize through the remainder of the fiscal year; the adoption of Accounting Standards Codification ("ASC") Topic 842, Leases on January 1, 2019, which shifted payments on landfill operating lease contracts from an investing activity to an operating activity on the statement of cash flows, with this change only impacting the financial statement classification of this cash outflow; and a reduction in accrued liabilities due to cash outflows associated with the remediation project at a former scrap yard owned by one of our subsidiaries in Potsdam, New York and the Southbridge Landfill closure.
Normalized Free Cash Flow was $24.1 million year-to-date, as compared to $37.3 million for the same period in 2018. Normalized Free Cash Flow year-to-date included the following adjustments: $11.1 million of landfill closure, site improvement and remediation expenditures associated with the Potsdam remediation project and the Southbridge Landfill closure; $2.2 million of cash outlays related to acquisition activities and other items; $2.6 million of cash outlays associated with the Waste USA landfill expansion; and $11.9 million of capital expenditures primarily related to acquisitions.

Outlook
“Given the strength in our solid waste, recycling, and customer solutions operations combined with the expected contribution from the acquisitions we have completed year-to-date, we are updating our guidance ranges for fiscal 2019,” Casella said.
The Company updated guidance for fiscal 2019 by estimating results in the following ranges:
•Revenues between $735 million and $745 million (raised from $720 million and $735 million);
•Net income between $31 million and $34 million (lowered from $35 million and $39 million);
•Adjusted EBITDA between $154 million and $157 million (updated from $153 million and $157 million);
•Net cash provided by operating activities between $114 million and $117 million (raised from $111 million and $115 million); and
•Normalized Free Cash Flow between $52 million and $55 million (updated from $51 million and $55 million).
Adjusted EBITDA and Normalized Free Cash Flow related to fiscal 2019 are described in the Reconciliation of 2019 Outlook Non-GAAP Measures section of this press release. Net income and Net cash provided by operating activities are provided as the most directly comparable GAAP measures to Adjusted EBITDA and Normalized Free Cash Flow, respectively, however these forward-looking estimates for fiscal 2019 do not contemplate any unanticipated or non-recurring impacts.
Conference call to discuss quarter
The Company will host a conference call to discuss these results on Friday, November 1, 2019 at 9:00 a.m. Eastern Time. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The Conference ID is 839 5638 for the call and the replay.
The call will also be webcast; to listen, participants should visit the company’s website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the Company's website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 839 5638).
About Casella Waste Systems, Inc.
Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides resource management expertise and services to residential, commercial, municipal and industrial customers, primarily in the areas of solid waste collection and disposal, transfer, recycling and organics services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239; media contact Joseph Fusco, Vice President at (802) 772-2247; or visit the Company’s website at http://www.casella.com.
*Non-GAAP Financial Measures
In addition to disclosing financial results prepared in accordance with GAAP, the Company also discloses earnings before interest, taxes, and depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, withdrawal costs - multiemployer pension plan, as well as impacts from divestiture transactions (“Adjusted EBITDA”), which is a non-GAAP financial measure.
The Company also discloses earnings before interest and taxes, adjusted for the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, withdrawal costs - multiemployer pension plan, as well as impacts from divestiture transactions (“Adjusted Operating Income”), which is a non-GAAP financial measure.
The Company also discloses net income (loss), adjusted for the U.S. tax reform impact, the Southbridge Landfill closure (settlement) charge, net, gains on asset sales, development project charges, contract settlement charges, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expense from acquisition activities and other items, gains on the settlement of acquisition related contingent consideration, proxy contest costs, withdrawal costs - multiemployer pension plan, impacts from divestiture transactions, losses on debt modifications and extinguishments, as well as impairment of investments ("Adjusted Net Income (Loss)"), which is a non-GAAP financial measure.
The Company also discloses Adjusted Diluted Earnings (Loss) Per Common Share, which is Adjusted Net Income (Loss) divided by Adjusted Diluted Weighted Average Shares Outstanding, which includes the dilutive effect of options and restricted / performance stock units. Adjusted Diluted Earnings (Loss) Per Common Share is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, less capital expenditures, less payments on landfill operating lease contracts, plus proceeds from divestiture transactions, plus proceeds from the sale of property and equipment, plus proceeds from property insurance settlement, plus (less) contributions from (distributions to) noncontrolling interest holders (“Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses Free Cash Flow plus (less) certain cash outflows (inflows) associated with landfill closure, site improvement and remediation, plus certain cash outflows associated with new contract and project capital expenditures, plus certain cash outflows associated with contract settlement costs, plus certain cash outflows associated with expense from acquisition activities and other items, plus certain cash outflows associated with capital expenditures related to acquisitions or assumption of new customers from a distressed or defunct market participant, plus (less) cash outflows (inflows) associated with certain business dissolutions, plus cash interest outflows associated with the timing of refinancing transactions, plus cash outflows associated with Waste USA landfill phase VI construction (“Normalized Free Cash Flow”), which is a non-GAAP financial measure.
The Company also discloses net cash provided by operating activities, plus changes in assets and liabilities, net of effects of acquisitions and divestitures, gains on sale of property and equipment, expense from acquisition activities and other items, withdrawal costs - multiemployer pension plan, environmental remediation charges, losses on debt modifications and extinguishments, stock based compensation expense, development project charges, the non-cash Southbridge Landfill closure charge (settlement), net, impairment of investment, operating lease right-of-use assets expense, interest expense - less amortization, provisions for income taxes, net of deferred taxes, and adjustments as allowed by the Company's credit facility agreement ("Consolidated EBITDA") and total long-term debt and finance leases, less unencumbered cash and cash equivalents in excess of $2.0 million ("Consolidated Funded Debt, Net" and, divided by Consolidated EBITDA, the "Consolidated Net Leverage Ratio"), which are non-GAAP financial measures.
Adjusted EBITDA, Adjusted Operating Income and Adjusted Net Income (Loss) are reconciled to net income (loss); Adjusted Diluted Earnings (Loss) Per Common Share is reconciled to diluted earnings per common share; Free Cash Flow, Normalized Free Cash Flow and Consolidated EBITDA are reconciled to net cash provided by operating activities; and Consolidated Funded Debt, Net is reconciled to total long-term debt and finance leases.
The Company presents Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the Company’s results. Management uses these non-GAAP financial measures to further understand its “core operating performance.” The Company believes its “core operating performance” is helpful in understanding its ongoing performance in the ordinary course of operations. The Company believes that providing Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations has performed. The Company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance.
Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) Per Common Share, Free Cash Flow, Normalized Free Cash Flow, Consolidated EBITDA, Consolidated Funded Debt, Net and the Consolidated Net Leverage Ratio presented by other companies.

Safe Harbor Statement
Certain matters discussed in this press release, including, but not limited to, the statements regarding our intentions, beliefs or current expectations concerning, among other things, our financial performance; financial condition; operations and services; prospects; growth; strategies; and guidance for fiscal 2019, are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” "will," “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company's operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements.
Such risks and uncertainties include or relate to, among other things: policies adopted by China as part of its “National Sword” program that will restrict imports of recyclable materials into China and have had a material impact on the Company’s financial results; the capping and closure of the Southbridge Landfill and the pending litigation relating to the Southbridge Landfill, the lawsuit relating to odors at the Ontario County Landfill, and the lawsuit relating to the North Country Landfill could result in material unexpected costs; adverse weather conditions may negatively impact the Company's revenues and its operating margin; the Company may be unable to increase volumes at its landfills or improve its route profitability; the Company's need to service its indebtedness may limit its ability to invest in its business; the Company may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside the Company's control; the Company may be required to incur capital expenditures in excess of its estimates; fluctuations in energy pricing or the commodity pricing of its recyclables may make it more difficult for the Company to predict its results of operations or meet its estimates; the Company may be unable to achieve its acquisition or development targets on favorable pricing or at all; and the Company may incur environmental charges or asset impairments in the future.
There are a number of other important risks and uncertainties that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in the Company's Form 10-K for the fiscal year ended December 31, 2018, and in other filings that the Company may make with the Securities and Exchange Commission in the future.
The Company undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.
Investors:
Ned Coletta
Chief Financial Officer
(802) 772-2239
Media:
Joseph Fusco
Vice President
(802) 772-2247
http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$198,547	$172,832	$549,670	$485,936
Operating expenses:
Cost of operations	131,273	114,118	377,707	331,527
General and administration	22,536	20,545	67,423	62,365
Depreciation and amortization	20,940	18,202	58,144	51,572
Withdrawal costs - multiemployer pension plan	3,591	—	3,591	—
Expense from acquisition activities and other items	1,097	581	2,237	930
Southbridge landfill closure charge (settlement), net	625	(9,498)	2,097	(7,740)
Contract settlement charge	—	—	—	2,100
Development project charge	—	—	—	311
	180,062	143,948	511,199	441,065
Operating income	18,485	28,884	38,471	44,871
Other expense (income):
Interest expense, net	6,169	6,371	18,562	19,186
Loss on debt extinguishment	—	—	—	7,352
Other income	(248)	(166)	(960)	(597)
Other expense, net	5,921	6,205	17,602	25,941
Income before income taxes	12,564	22,679	20,869	18,930
Provision (benefit) for income taxes	178	377	(1,718)	(1,166)
Net income	$12,386	$22,302	$22,587	$20,096
Basic weighted average common shares outstanding	47,690	42,779	47,029	42,605
Basic earnings per common share	$0.26	$0.52	$0.48	$0.47
Diluted weighted average common shares outstanding	48,361	44,175	47,660	43,938
Diluted earnings per common share	$0.26	$0.50	$0.47	$0.46

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2019	December 31, 2018
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$5,028	$4,007
Accounts receivable, net of allowance for doubtful accounts	89,882	74,937
Other current assets	18,881	18,149
Total current assets	113,791	97,093
Property, plant and equipment, net of accumulated depreciation and amortization	434,081	404,577
Operating lease right-of-use assets	109,604	—
Goodwill	184,295	162,734
Intangible assets, net of accumulated amortization	60,983	34,767
Restricted assets	1,410	1,248
Cost method investments	11,264	11,264
Deferred income taxes	8,840	9,594
Other non-current assets	11,512	11,133
Total assets	$935,780	$732,410
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current maturities of long-term debt and finance leases	$3,571	$2,298
Current operating lease liabilities	9,582	—
Accounts payable	59,370	57,289
Other accrued liabilities	54,436	51,910
Total current liabilities	126,959	111,497
Long-term debt and finance leases, less current portion	523,975	542,001
Operating lease liabilities, less current portion	71,910	—
Other long-term liabilities	102,124	94,744
Total stockholders' equity (deficit)	110,812	(15,832)
Total liabilities and stockholders' equity (deficit)	$935,780	$732,410

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net income	$22,587	$20,096
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,144	51,572
Depletion of landfill operating lease obligations	5,580	7,827
Interest accretion on landfill and environmental remediation liabilities	5,310	4,291
Amortization of debt issuance costs and discount on long-term debt	1,724	1,875
Stock-based compensation	5,218	6,366
Operating lease right-of-use assets expense	7,272	—
Gain on sale of property and equipment	(806)	(414)
Southbridge Landfill non-cash closure charge (1)	58	1,354
Southbridge Landfill insurance recovery for investing activities	—	(3,506)
Development project charge	—	311
Non-cash expense from acquisition activities and other items	71	211
Loss on debt extinguishment	—	7,352
Withdrawal costs - multiemployer pension plan	3,591	—
Deferred income taxes	(1,267)	79
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(35,987)	(7,497)
Net cash provided by operating activities	71,495	89,917
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(73,496)	(58,176)
Additions to property, plant and equipment	(75,998)	(51,841)
Payments on landfill operating lease contracts	—	(5,006)
Proceeds from sale of property and equipment	542	609
Proceeds from Southbridge Landfill insurance recovery for investing activities	—	3,506
Proceeds from property insurance settlement	332	992
Net cash used in investing activities	(148,620)	(109,916)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	121,500	566,800
Principal payments on long-term debt	(149,774)	(540,611)
Payments of debt issuance costs	—	(5,573)
Proceeds from the exercise of share based awards	3,355	471
Proceeds from the public issuance of Class A Common Stock	100,446	—
Proceeds from unregistered sale of Class A Common Stock	2,619	—
Net cash provided by financing activities	78,146	21,087
Net increase in cash and cash equivalents	1,021	1,088
Cash and cash equivalents, beginning of period	4,007	1,995
Cash and cash equivalents, end of period	$5,028	$3,083
Supplemental Disclosure of Cash Flow Information:
Cash interest	$17,200	$16,950
Cash income taxes, net of refunds	$84	$84
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Non-current assets obtained through long-term obligations	$9,797	$4,342
Contingent consideration from business combinations	$—	$2,924

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In thousands)
Note 1: Southbridge Landfill Closure Charge (Settlement), Net
In June 2017, we initiated the plan to cease operations of our Southbridge Landfill and later closed it in November 2018 when Southbridge Landfill reached its final capacity. Accordingly, in the three and nine months ended September 30, 2019 and 2018, we recorded charges (settlement) associated with the closure of our Southbridge Landfill as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Charlton settlement charge (i)	$—	$—	$—	$1,216
Legal and other costs (ii)	625	502	2,097	1,044
Recovery on insurance settlement (iii)	—	(10,000)	—	(10,000)
Southbridge Landfill closure charge (settlement), net	$625	$(9,498)	$2,097	$(7,740)
(i)We established a reserve associated with settlement of the Town of Charlton's claim against us.
(ii)We incurred legal costs as well as other costs associated with various matters as part of the Southbridge Landfill closure.
(iii)We recorded a recovery on an environmental insurance settlement associated with the Southbridge Landfill closure.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF CERTAIN NON-GAAP MEASURES
(Unaudited)
(In thousands)
Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income from Net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$12,386	$22,302	$22,587	$20,096
Net income as a percentage of revenues	6.2%	12.9%	4.1%	4.1%
Provision (benefit) for income taxes	178	377	(1,718)	(1,166)
Other income	(248)	(166)	(960)	(597)
Loss on debt extinguishment	—	—	—	7,352
Interest expense, net	6,169	6,371	18,562	19,186
Development project charge	—	—	—	311
Contract settlement charge	—	—	—	2,100
Southbridge Landfill closure charge (settlement), net	625	(9,498)	2,097	(7,740)
Expense from acquisition activities and other items	1,097	581	2,237	930
Withdrawal costs - multiemployer pension plan	3,591	—	3,591	—
Depreciation and amortization	20,940	18,202	58,144	51,572
Depletion of landfill operating lease obligations	1,957	2,834	5,580	7,827
Interest accretion on landfill and environmental remediation liabilities	1,731	1,429	5,310	4,291
Adjusted EBITDA	$48,426	$42,432	$115,430	$104,162
Adjusted EBITDA as a percentage of revenues	24.4%	24.6%	21.0%	21.4%
Depreciation and amortization	(20,940)	(18,202)	(58,144)	(51,572)
Depletion of landfill operating lease obligations	(1,957)	(2,834)	(5,580)	(7,827)
Interest accretion on landfill and environmental remediation liabilities	(1,731)	(1,429)	(5,310)	(4,291)
Adjusted Operating Income	$23,798	$19,967	$46,396	$40,472
Adjusted Operating Income as a percentage of revenues	12.0%	11.6%	8.4%	8.3%

Following is a reconciliation of Adjusted Net Income from Net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$12,386	$22,302	$22,587	$20,096
Loss on debt extinguishment	—	—	—	7,352
Development project charge	—	—	—	311
Contract settlement charge	—	—	—	2,100
Southbridge Landfill closure charge (settlement), net	625	(9,498)	2,097	(7,740)
Expense from acquisition activities and other items	1,097	581	2,237	930
Withdrawal costs - multiemployer pension plan	3,591	—	3,591	—
Tax effect (i)	23	(2)	(67)	(29)
Adjusted Net Income	$17,722	$13,383	$30,445	$23,020
Diluted weighted average common shares outstanding	48,361	44,175	47,660	43,938
Dilutive effect of options and other stock awards	—	—	—	—
Adjusted Diluted Weighted Average Common Shares Outstanding	48,361	44,175	47,660	43,938
Adjusted Diluted Earnings Per Common Share	$0.37	$0.30	$0.64	$0.52
(i)The aggregate tax effect of the adjustments, including any impact of deferred tax adjustments.
Following is a reconciliation of Adjusted Diluted Earnings Per Common Share from Diluted earnings per common share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Diluted earnings per common share	$0.26	$0.50	$0.47	$0.46
Loss on debt extinguishment	—	—	—	0.17
Development project charge	—	—	—	0.01
Contract settlement charge	—	—	—	0.05
Southbridge Landfill closure charge (settlement), net	0.01	(0.21)	0.04	(0.19)
Expense from acquisition activities and other items	0.02	0.01	0.05	0.02
Withdrawal costs - multiemployer pension plan	0.08	—	0.08	—
Tax effect	—	—	—	—
Adjusted Diluted Earnings Per Common Share	$0.37	$0.30	$0.64	$0.52

Following is a reconciliation of Free Cash Flow* and Normalized Free Cash Flow from Net cash provided by operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities (i)	$33,244	$41,838	$71,495	$89,917
Capital expenditures	(29,339)	(16,349)	(75,998)	(51,841)
Payments on landfill operating lease contracts (i)	—	(1,539)	—	(5,006)
Proceeds from sale of property and equipment	179	140	542	609
Proceeds from property insurance settlement	332	992	332	992
Free Cash Flow	$4,416	$25,082	$(3,629)	$34,671
Contract settlement costs (ii)	—	—	—	2,100
Landfill closure, site improvement and remediation (iii)	4,863	(5,402)	11,083	(3,739)
Expense from acquisition activities and other items (iv)	957	551	2,166	689
Non-recurring capital expenditures (v)	5,882	973	11,912	3,578
Waste USA landfill phase VI construction (vi)	2,570	—	2,570	—
Normalized Free Cash Flow	$18,688	$21,204	$24,102	$37,299
(i)Effective January 1, 2019, as a part of implementing ASC Topic 842, Leases, cash payments on landfill operating lease contracts, which historically were capitalized as property, plant and equipment and presented in the Condensed Consolidated Statements of Cash Flows as cash outflows from investing activities, are classified as cash flows from operating activities that reduce net cash provided by operating activities.
(ii)Includes a contract settlement cash outlay associated with exiting a contract.
(iii)Includes cash outlays associated with the Southbridge Landfill closure and the Potsdam, New York environmental site remediation.
(iv)Includes cash outlays associated with acquisition activities and other items.
(v)Includes capital expenditures related to acquisitions and other non-recurring items.
(vi)Includes capital expenditures related to Waste USA landfill phase VI development.

Following is the Consolidated Net Leverage Ratio* and the reconciliations of Consolidated Funded Debt, Net* from long-term debt and finance leases and Consolidated EBITDA* from Net cash provided by operating activities:

	Twelve Months Ended September 30, 2019	Covenant Requirement at September 30, 2019
Consolidated Net Leverage Ratio (i)	3.24	4.50
(i)Our credit agreement requires us to maintain a maximum consolidated net leverage ratio, to be measured at the end of each fiscal quarter ("Consolidated Net Leverage Ratio"). The Consolidated Net Leverage Ratio is calculated as consolidated long-term debt and finance leases, net of unencumbered cash and cash equivalents in excess of $2,000 ("Consolidated Funded Debt, Net", calculated at $533,744 as of September 30, 2019, or $536,772 of consolidated long-term debt and finance leases, less $3,028 of cash and cash equivalents in excess of $2,000 as of September 30, 2019), divided by consolidated EBITDA as defined by our credit agreement ("Consolidated EBITDA"). Consolidated EBITDA is based on operating results for the twelve months preceding the measurement date of September 30, 2019. A reconciliation of Consolidated EBITDA from Net cash provided by operating activities is as follows:

Twelve Months Ended September 30, 2019
Net cash provided by operating activities	$102,412
Changes in assets and liabilities, net of effects of acquisitions and divestitures	33,830
Gain on sale of property and equipment	884
Expense from acquisition activities and other items	(617)
Withdrawal costs - multiemployer pension plan	(3,591)
Southbridge landfill non-cash closure charge	(14,883)
Impairment of investment	(1,069)
Operating lease right-of-use assets expense	(7,272)
Stock based compensation	(7,297)
Interest expense, less amortization of debt issuance costs	23,498
Benefit for income taxes, net of deferred income taxes	(840)
Adjustments as allowed by the credit agreement	39,608
Consolidated EBITDA	$164,663

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATION OF 2019 OUTLOOK NON-GAAP MEASURES
(Unaudited)
(In thousands)

Following is a reconciliation of the Company's estimated Adjusted EBITDA from estimated Net income for the fiscal year ending December 31, 2019:

(Estimated) Fiscal Year Ending December 31, 2019
Net income	$31,000 - $34,000
Benefit for income taxes	(1,500)
Other income	(1,000)
Interest expense, net	25,000
Expense from acquisition activities and other items	2,200
Southbridge Landfill closure charge	2,200
Withdrawal costs - multiemployer pension plan	3,600
Depreciation and amortization	79,000
Depletion of landfill operating lease obligations	7,500
Interest accretion on landfill and environmental remediation liabilities	6,000
Adjusted EBITDA	$154,000 - $157,000
Following is a reconciliation of the Company's estimated Free Cash Flow and estimated Normalized Free Cash Flow from estimated Net cash provided by operating activities:

(Estimated) Fiscal Year Ending December 31, 2019
Net cash provided by operating activities (i)	$114,000 - $117,000
Capital expenditures	(98,000)
Proceeds from sale of property and equipment	600
Proceeds from property insurance settlement	400
Free Cash Flow	$17,000 - $20,000
Landfill closure, site improvement and remediation expenditures (ii)	13,000
Expense from acquisition activities and other items (iii)	2,200
Waste USA landfill phase VI construction (iv)	5,200
Non-recurring capital expenditures (v)	14,600
Normalized Free Cash Flow	$52,000 - $55,000
(i)Effective January 1, 2019, as a part of implementing ASC Topic 842, Leases, cash payments on landfill operating lease contracts, which historically were capitalized as property, plant and equipment and presented in the Condensed Consolidated Statements of Cash Flows as cash outflows from investing activities, are classified as cash flows from operating activities that reduce net cash provided by operating activities.
(ii)Includes cash outlays associated with the Southbridge Landfill closure and the Potsdam, New York environmental site remediation.
(iii)Includes cash outlays associated with acquisition activities and other items.
(iv)Includes capital expenditures related to Waste USA landfill phase VI development.
(v)Includes capital expenditures related to acquisitions and other non-recurring items.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA TABLES
(Unaudited)
(In thousands)
Amounts of total revenues attributable to services provided for the three and nine months ended September 30, 2019 and 2018 are as follows:

	Three Months Ended September 30,
	2019	% of Total Revenues	2018	% of Total Revenues
Collection	$98,966	49.8%	$79,611	46.1%
Disposal	50,552	25.5%	48,737	28.2%
Power generation	808	0.4%	920	0.5%
Processing	2,640	1.3%	2,079	1.2%
Solid waste operations	152,966	77.0%	131,347	76.0%
Organics	14,166	7.2%	13,413	7.8%
Customer solutions	20,689	10.4%	17,195	9.9%
Recycling	10,726	5.4%	10,877	6.3%
Total revenues	$198,547	100.0%	$172,832	100.0%

	Nine Months Ended September 30,
	2019	% of Total Revenues	2018	% of Total Revenues
Collection	$274,111	49.9%	$220,650	45.4%
Disposal	134,746	24.5%	136,217	28.0%
Power generation	2,655	0.5%	4,014	0.8%
Processing	5,426	1.0%	5,847	1.3%
Solid waste operations	416,938	75.9%	366,728	75.5%
Organics	42,668	7.7%	40,259	8.3%
Customer solutions	58,058	10.6%	48,315	9.9%
Recycling	32,006	5.8%	30,634	6.3%
Total revenues	$549,670	100.0%	$485,936	100.0%

Components of revenue growth for the three months ended September 30, 2019 compared to the three months ended September 30, 2018 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$4,175	5.2%	3.2%	2.4%
Disposal	2,790	5.7%	2.1%	1.6%
Solid Waste Price	6,965		5.3%	4.0%
Collection (i)	(756)		(0.6)%	(0.4)%
Disposal	776		0.6%	0.4%
Processing	(126)		(0.1)%	(0.1)%
Solid Waste Volume	(106)		(0.1)%	(0.1)%
Fuel surcharge and other fees	562		0.5%	0.5%
Commodity price and volume	(528)		(0.4)%	(0.3)%
Acquisitions, net divestitures	18,343		14.0%	10.6%
Closed operations	(3,358)		(2.6)%	(1.9)%
Total Solid Waste	21,878		16.7%	12.7%
Organics	753			0.4%
Customer Solutions (i)	3,235			1.9%
Recycling Operations:			% of Recycling Operations
Commodity price	(2,698)		(24.8)%	(1.6)%
Processing price	2,270		20.9%	1.3%
Volume	277		2.5%	0.2%
Total Recycling	(151)		(1.4)%	(0.1)%
Total Company	$25,715			14.9%
(i)Adjusted for $259 of inter-company movements between solid waste collection volume and Customer Solutions associated with the acquisition of a business.

Solid waste internalization rates by region for the three and nine months ended September 30, 2019 and 2018 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Eastern region	51.9%	54.3%	49.8%	51.9%
Western region	63.0%	70.8%	61.3%	73.4%
Solid waste internalization	57.4%	61.6%	55.3%	61.5%
Components of capital expenditures (i) for the three and nine months ended September 30, 2019 and 2018 are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Growth Capital Expenditures	$635	$919	$1,523	$1,879
Non-Recurring Capital Expenditures	5,882	973	11,912	3,578
Waste USA Landfill Phase VI Capital Expenditures	2,570	—	2,570	—
Replacement Capital Expenditures:
Landfill development	7,225	8,115	21,278	21,340
Vehicles, machinery, equipment and containers	11,045	5,150	33,961	21,837
Facilities	1,257	952	3,375	2,208
Other	725	240	1,379	999
Replacement Capital Expenditures	20,252	14,457	59,993	46,384
Capital Expenditures	$29,339	$16,349	$75,998	$51,841

(i)The Company's capital expenditures are broadly defined as pertaining to either growth, replacement or non-recurring activities. Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities. Growth capital expenditures include the cost of equipment added directly as a result of organic business growth as well as expenditures associated with adding infrastructure to increase throughput at transfer stations and recycling facilities. Replacement capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence. Non-recurring capital expenditures are defined as costs of equipment added directly as a result of new business growth related to an acquisition or assumption of significant new customers from a distressed or defunct market participant.